SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SPARX ASIA FUNDS
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed

Filed by SPARX Asia Funds

        SPARX Asia Funds is filing a copy of the follow-up mailing to be used in connection with its solicitation of shareholders of the SPARX Japan Fund and the SPARX Japan Smaller Companies Fund. A copy of the mailing follows as part of this filing under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Information

        SPARX Asia Funds has filed a definitive proxy statement and other proxy materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of the shareholders of each of the SPARX Japan Fund and the SPARX Japan Smaller Companies Fund to approve a new investment advisory agreement with Hennessy Advisors, Inc., a new sub-advisory agreement between Hennessy Advisors and SPARX Asset Management Co., Ltd. (the current sub-adviser) and elect four trustees to the Board of Trustees of SPARX Asia Funds. The definitive proxy statement has been sent to shareholders of SPARX Asia Funds seeking their support of these proposals. Shareholders are urged to read the definitive proxy statement and proxy card because they contain important information about the proposals and the Trustee nominees. Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by SPARX Asia Funds with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related SEC documents filed by SPARX Asia Funds with the SEC may also be obtained free of charge from SPARX Asia Funds.

Participants in Solicitation

        In soliciting shareholder approval of the proposals, SPARX Asia Funds and its current Trustees, the Trustee nominees, Hennessy Advisors, Inc., SPARX Investment & Research, USA, Inc. and SPARX Asset Management Co., Ltd. may be deemed to be participants in the solicitation. Information regarding the participants and their interests is contained in the definitive proxy statement filed by SPARX Asia Funds with the SEC.

SPARX ASIA FUNDS
330 Madison Avenue
New York, NY 10017

We recently sent you proxy materials regarding the Special Meeting of Shareholders of the SPARX Japan Smaller Companies Fund (the “Fund”) scheduled to be held on September 17, 2009.  Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional mailings and calls to shareholders.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now. You and all other Fund shareholders will benefit from your cooperation.

After careful review, the Board of Trustees of SPARX Japan Smaller Companies Fund has approved and recommended a vote “FOR” (1. the approval of a new investment advisory agreement (2. approval of a new sub-advisory agreement and (3. the election of four trustees to the Board as detailed in your prospectus/proxy statement. A copy of the prospectus/proxy statement is available by calling the toll free number shown below.

1-888-605-1956

Your vote is urgently
needed!
Please vote now to be sure
your vote is received in time
for the Fund’s
September 17, 2009
Special Meeting of
Shareholders.

Voting takes only a few minutes.
Thank you for your participation
in this important matter.

SPARX Japan Smaller Co. Fund has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live proxy specialist by calling 1-888-605-1956. We can answer your questions and record your vote. (Open: M-F 8am - 10pm, Sat 11am - 5pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.